UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2022

BARNES & NOBLE EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-37499	46-0599018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Mountainview Blvd., Basking Ridge, NJ 07920
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:		(908) 991-2665

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Common Stock, $0.01 par value per share	BNED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Barnes & Noble Education, Inc. (the "Company") was held on September 22, 2022. At the Annual Meeting, 44,237,729 shares of Common Stock were represented in person or by proxy out of the 52,347,979 shares of Common Stock outstanding and entitled to vote as of July 26, 2022, the record date for the Annual Meeting. The voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below.

1.Election of Directors. The Company’s stockholders elected the Board’s nominees as Directors of the Company by the following vote:

Name	Votes For	Votes Withheld	Broker Non-Votes
Emily C. Chiu	28,604,452	3,604,775	12,028,502
Mario R. Dell'Aera, Jr.	28,940,447	3,268,780	12,028,502
Daniel A. DeMatteo	28,050,947	4,158,280	12,028,502
Kathryn Eberle Walker	28,946,690	3,262,537	12,028,502
David G. Golden	27,887,741	4,321,486	12,028,502
Michael P. Huseby	28,856,187	3,353,040	12,028,502
John R. Ryan	27,631,883	4,577,344	12,028,502
Rory D. Wallace	29,294,383	2,914,844	12,028,502
Denise Warren	28,941,419	3,267,808	12,028,502

2.Advisory (non-binding) Vote on Executive Compensation. The Company’s stockholders approved, on an advisory basis, compensation of the Company’s named executive officers by an affirmative vote of a majority of the votes cast on the proposal. The results of voting on the proposal are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,241,408	10,858,189	109,630	12,028,502

3.Advisory (non-binding) Vote on the frequency of holding a vote on executive compensation for named executive officers by an affirmative vote of a majority of the votes cast on the proposal. The results of voting on the proposal are set forth below:

1 year	2 year	3 year	Abstentions	Broker Non-Votes
30,053,288	7,182	2,074,422	74,335	12,028,502

4.Ratification of the Appointment of Ernst & Young LLP as the Independent Registered Public Accountants of the Company for the Fiscal Year Ending April 29, 2023. The Company’s stockholders approved the proposal by an affirmative vote of a majority of the votes cast on the proposal. The results of voting on the proposal are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,973,285	124,875	139,569	—

As reported above, the Company’s stockholders expressed a preference of “1 Year” for the frequency with which advisory votes on named executive officer compensation should be held. The Board considered the outcome of this advisory vote and, in accordance with its recommendation set forth in the proxy statement pertaining to the Annual Meeting and consistent with the stated preference of the majority of the Company’s stockholders, the Board has determined that future advisory stockholder votes on executive compensation will be conducted on an annual basis, until the next advisory vote on frequency is held. The next advisory vote regarding the frequency of the vote on executive compensation is required to occur no later than the Company’s 2028 Annual Meeting of Stockholders.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE EDUCATION, INC.

Date: September 22, 2022	By:	/s/ Michael C. Miller
	Name:	Michael C. Miller
	Title:	Executive Vice President, Corporate Development & Affairs and Chief Legal Officer